Exhibit 99.1

Harvard Bioscience Announces Reverse Stock Split

-	Harvard Bioscience’s common stock is expected to begin trading on a post-split adjusted basis on March 16, 2026

HOLLISTON, Mass., March 6, 2026 (GLOBE NEWSWIRE) -- Harvard Bioscience, Inc. (Nasdaq: HBIO) (the “Company” or “Harvard Bioscience”), a global leader in life science research tools, today announced that its board of directors approved the Company’s 1-for-10 reverse stock split (the “Reverse Split”) of the Company’s common stock, par value $0.01 per share. The Reverse Split was approved by the stockholders of the Company at a special meeting held on March 6, 2026.

The Reverse Split will legally take effect at 4:30 p.m. Eastern Time, on March 13, 2026. The Reverse Split is intended to increase the per share trading price of the Company’s common stock to enable the Company to regain compliance with the minimum bid price requirement for continued listing on The Nasdaq Capital Market.

The 1-for-10 Reverse Split will automatically convert every 10 current shares of the Company’s common stock into one share of common stock. No fractional shares will be issued in connection with the Reverse Split. Stockholders who would otherwise hold a fractional share of the Company’s common stock following the Reverse Split will receive a cash payment in lieu thereof at a price equal to that fractional share to which the stockholder would otherwise be entitled multiplied by the closing sale price of the common stock on The Nasdaq Capital Market, as adjusted for the Reverse Split, on March 13, 2026.

The Reverse Split will reduce the number of shares of outstanding common stock from approximately 44,719,894 shares, to approximately 4,471,989 shares. The total authorized number of shares will not be reduced. Proportional adjustments will also be made to the exercise and conversion prices of the Company's outstanding stock options, warrants, and convertible securities, and to the number of shares issued and issuable under the Company's stock incentive plans.

Stockholders holding their shares electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders owning shares through a bank, broker, or other nominee will have their positions automatically adjusted to reflect the Reverse Split, subject to brokers' particular processes, and will not be required to take any action in connection with the Reverse Split. For those stockholders holding physical stock certificates, the Company's transfer agent, Computershare Inc., will send instructions for exchanging those certificates for shares held electronically in book-entry form or for new certificates, in either case representing the post-split number of shares, and any payments in cash in lieu of fractional shares, if applicable.

Additional information regarding the Reverse Stock Split is available in the Company's definitive proxy statement originally filed with the U.S. Securities and Exchange Commission (SEC) on January 30, 2026.

About Harvard Bioscience

Harvard Bioscience, Inc. is a leading developer, manufacturer and seller of technologies, products and services that enable fundamental advances in life science applications, including research, drug and therapy discovery, bio-production and preclinical testing for pharmaceutical and therapy development. Our customers range from renowned academic institutions and government laboratories to the world’s leading pharmaceutical, biotechnology and contract research organizations. With operations in the United States, Europe, and China, we sell through a combination of direct and distribution channels to customers around the world.

For more information, please visit our website at www.harvardbioscience.com.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend,” “believe” and similar expressions or statements that do not relate to historical matters. Forward-looking statements include, but are not limited to, statements concerning the sustainability of the Company’s ability to regain compliance with the minimum bid price requirement for continued listing on The Nasdaq Capital Market, its capital structure, its lower near-term refinancing risk and path toward long-term deleveraging, expected future financial and operational performance, the strength of the Company’s market position, business model and anticipated macroeconomic conditions, and matters relating to our ability to continue as a going concern, fund our operations, or comply with the terms of our credit agreement. Forward-looking statements do not guarantee future performance and involve known and unknown uncertainties, risks, assumptions, and contingencies, many of which are outside the Company’s control. Risks and other factors that could cause the Company’s actual results to differ materially from those described in its forward-looking statements include those described in the “Risk Factors” section of the Company’s most recently filed Annual Report on Form 10-K and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 as filed with the Securities and Exchange Commission (“SEC”), as well as in the Company’s other filings with the SEC. Forward-looking statements are based on the Company’s expectations and assumptions as of the date of this document. Except as required by law, the Company assumes no obligation to update forward-looking statements to reflect any change in expectations, even as new information becomes available.

Harvard Bioscience Investor Inquiries:

Mark Frost

Interim Chief Financial Officer

(508) 893-3120

investors@harvardbioscience.com